Exhibit 99.1

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

FOURTH QUARTER AND FULL YEAR 2014

(Unaudited)

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

FOURTH QUARTER AND FULL YEAR 2014

(UNAUDITED)

Page
Consolidated Results:

Income Statement	1
Balance Sheet	2
Capital Ratios	3
Selected Noninterest Income Information	3
Average Balance Sheet	4-5
Details of Net Interest Margin	6
Total and Core Net Interest Income and Net Interest Margin	7
Per Share Related Information	8
Impact to 2013 Periods from Adoption of ASU 2014-01 (Investments in Low Income Housing Tax Credits)	8
Loans, Loans Held for Sale and Net Unfunded Loan Commitments	9
Allowances for Credit Losses	10
Purchase Accounting Accretion, Accretable Yield and Valuation of Purchased Impaired Loans	11
Nonperforming Assets and Troubled Debt Restructurings	12-13
Accruing Loans Past Due	14

Business Segment Results:

Descriptions	15
Period End Employees	15
Income and Revenue	16
Retail Banking	17-18
Corporate & Institutional Banking	19-20
Asset Management Group	21
Residential Mortgage Banking	22
Non-Strategic Assets Portfolio	23
Glossary of Terms	24-28

The information contained in this Financial Supplement is preliminary, unaudited and based on data available on January 16, 2015. We have reclassified certain prior period amounts to be consistent with the current period presentation, which we believe is more meaningful to readers of our consolidated financial statements. This information speaks only as of the particular date or dates included in the schedules. We do not undertake any obligation to, and disclaim any duty to, correct or update any of the information provided in this Financial Supplement. Our future financial performance is subject to risks and uncertainties as described in our United States Securities and Exchange Commission (SEC) filings.

BUSINESS

PNC is one of the largest diversified financial services companies in the United States and is headquartered in Pittsburgh, Pennsylvania. PNC has businesses engaged in retail banking, corporate and institutional banking, asset management and residential mortgage banking, providing many of its products and services nationally, as well as other products and services in PNC’s primary geographic markets located in Pennsylvania, Ohio, New Jersey, Michigan, Illinois, Maryland, Indiana, North Carolina, Florida, Kentucky, Washington, D.C., Delaware, Virginia, Alabama, Missouri, Georgia, Wisconsin and South Carolina. PNC also provides certain products and services internationally.

The PNC Financial Services Group, Inc.

Cross-Reference Index to Fourth Quarter and Full Year 2014 Financial Supplement (Unaudited)

Financial Supplement Table Reference

Table	Description	Page
1	Consolidated Income Statement	1
2	Consolidated Balance Sheet	2
3	Capital Ratios	3
4	Selected Noninterest Income Information	3
5	Average Consolidated Balance Sheet	4-5
6	Supplemental Average Balance Sheet Information	5
7	Details of Net Interest Margin	6
8	Total and Core Net Interest Income	7
9	Details of Net Interest Margin	7
10	Details of Core Net Interest Margin	7
11	Per Share Related Information	8
12	Impact to 2013 Periods from Adoption of ASU 2014-01 (Investments in Low Income Housing Tax Credits)	8
13	Details of Loans	9
14	Details of Loans Held for Sale	9
15	Net Unfunded Loan Commitments	9
16	Change in Allowance for Loan and Lease Losses	10
17	Change in Allowance for Unfunded Loan Commitments and Letters of Credit	10
18	Accretion - Purchased Impaired Loans	11
19	Purchased Impaired Loans - Accretable Yield	11
20	Valuation of Purchased Impaired Loans	11
21	Nonperforming Assets By Type	12
22	Change in Nonperforming Assets	13
23	Largest Individual Nonperforming Assets at December 31, 2014	13
24	Summary of Troubled Debt Restructurings	13
25	Accruing Loans Past Due 30 To 59 Days	14
26	Accruing Loans Past Due 60 To 89 Days	14
27	Accruing Loans Past Due 90 Days or More	14
28	Period End Employees	15
29	Summary of Business Segment Income and Revenue	16
30	Retail Banking	17-18
31	Corporate & Institutional Banking	19-20
32	Asset Management Group	21
33	Residential Mortgage Banking	22
34	Non-Strategic Assets Portfolio	23

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 1

Table 1: Consolidated Income Statement (Unaudited)

	Three months ended					Year ended
In millions, except per share data	December 31 2014	September 30 2014	June 30 2014	March 31 2014	December 31 2013	December 31 2014	December 31 2013
Interest Income
Loans	$1,835	$1,848	$1,845	$1,899	$1,949	$7,427	$7,866
Investment securities	398	387	412	427	434	1,624	1,749
Other	104	93	99	84	96	380	392

Total interest income	2,337	2,328	2,356	2,410	2,479	9,431	10,007

Interest Expense
Deposits	86	81	80	78	81	325	344
Borrowed funds	154	143	147	137	132	581	516

Total interest expense	240	224	227	215	213	906	860

Net interest income	2,097	2,104	2,129	2,195	2,266	8,525	9,147

Noninterest Income
Asset management	376	411	362	364	364	1,513	1,342
Consumer services	321	320	323	290	327	1,254	1,253
Corporate services (a)	397	374	343	301	301	1,415	1,210
Residential mortgage (b)	135	140	182	161	271	618	871
Service charges on deposits	180	179	156	147	158	662	597
Net gains (losses) on sales of securities (c)	—	—	(6)	10	3	4	99
Net other-than-temporary impairments (d)	(7)	(1)	(1)	(2)	—	(11)	(16)
Other (e)	448	314	322	311	383	1,395	1,509

Total noninterest income	1,850	1,737	1,681	1,582	1,807	6,850	6,865

Total revenue	3,947	3,841	3,810	3,777	4,073	15,375	16,012
Provision For Credit Losses	52	55	72	94	113	273	643
Noninterest Expense
Personnel	1,170	1,189	1,172	1,080	1,207	4,611	4,743
Occupancy	216	200	199	218	211	833	833
Equipment	234	220	204	201	197	859	763
Marketing	67	66	68	52	66	253	246
Other (f)	852	682	685	713	833	2,932	3,096

Total noninterest expense	2,539	2,357	2,328	2,264	2,514	9,488	9,681

Income before income taxes and noncontrolling interests	1,356	1,429	1,410	1,419	1,446	5,614	5,688
Income taxes (f)	299	391	358	359	372	1,407	1,476

Net income	1,057	1,038	1,052	1,060	1,074	4,207	4,212

Less: Net income (loss) attributable to noncontrolling interests (f)	21	1	3	(2)	13	23	11
Preferred stock dividends and discount accretion and redemptions	48	71	48	70	50	237	249

Net income attributable to common shareholders	$988	$966	$1,001	$992	$1,011	$3,947	$3,952

Earnings Per Common Share
Basic	$1.88	$1.82	$1.88	$1.86	$1.90	$7.44	$7.45
Diluted	$1.84	$1.79	$1.85	$1.82	$1.87	$7.30	$7.36

Average Common Shares Outstanding
Basic	524	529	532	532	530	529	528
Diluted	532	537	539	539	535	537	532

Efficiency	64%	61%	61%	60%	62%	62%	60%
Noninterest income to total revenue	47%	45%	44%	42%	44%	45%	43%
Effective tax rate (g)	22.1%	27.4%	25.4%	25.3%	25.7%	25.1%	25.9%

For additional information regarding footnotes (a), (b) and (e) below, refer to Selected Noninterest Income Statement Information on page 3.

(a)	Includes commercial mortgage servicing rights valuation adjustments, net of economic hedge.
(b)	Includes benefit/provision for residential mortgage repurchase obligations.
(c)	Net gains (losses) on sales of securities was less than $.5 million for both the three months ended December 31, 2014 and September 30, 2014, respectively.
(d)	Net other-than-temporary impairments for the three months ended December 31, 2013 was less than $.5 million.
(e)	Includes gains on sales of Visa Class B common shares and credit valuations for customer-related derivatives activities.
(f)	Amounts for 2013 periods have been updated to reflect the first quarter 2014 adoption of Accounting Standards Update (ASU) 2014-01 related to investments in low income housing tax credits.
(g)	The effective income tax rates are generally lower than the statutory rate due to the relationship of pretax income to tax credits and earnings that are not subject to tax.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 2

Table 2: Consolidated Balance Sheet (Unaudited)

In millions, except par value	December 31 2014	September 30 2014	June 30 2014	March 31 2014	December 31 2013
Assets
Cash and due from banks (a)	$4,360	$4,164	$4,892	$4,723	$4,043
Federal funds sold and resale agreements (b)	1,852	1,761	1,526	1,143	1,986
Trading securities	2,353	2,650	2,228	2,381	3,073
Interest-earning deposits with banks (a) (c)	31,779	26,247	16,876	14,877	12,135
Loans held for sale (b)	2,262	2,143	2,228	2,102	2,255
Investment securities	55,823	55,039	56,602	58,644	60,294
Loans (a) (b)	204,817	200,872	200,984	198,242	195,613
Allowance for loan and lease losses (a)	(3,331)	(3,406)	(3,453)	(3,530)	(3,609)

Net loans	201,486	197,466	197,531	194,712	192,004
Goodwill	9,103	9,074	9,074	9,074	9,074
Other intangible assets	1,844	1,994	1,997	2,115	2,216
Equity investments (a) (d) (e)	10,728	10,763	10,583	10,337	10,560
Other (a) (b)	23,482	23,123	23,527	23,315	22,552

Total assets	$345,072	$334,424	$327,064	$323,423	$320,192

Liabilities
Deposits
Noninterest-bearing	$73,479	$72,963	$71,001	$70,063	$70,306
Interest-bearing	158,755	153,341	151,553	152,319	150,625

Total deposits	232,234	226,304	222,554	222,382	220,931
Borrowed funds
Federal funds purchased and repurchase agreements	3,510	3,499	3,132	3,233	4,289
Federal Home Loan Bank borrowings	20,005	16,471	15,023	13,911	12,912
Bank notes and senior debt	15,750	15,327	14,102	13,861	12,603
Subordinated debt	9,151	9,046	9,099	8,289	8,244
Commercial paper	4,995	4,809	4,999	4,923	4,997
Other (a) (b)	3,357	3,175	2,711	2,589	3,060

Total borrowed funds	56,768	52,327	49,066	46,806	46,105
Allowance for unfunded loan commitments and letters of credit	259	251	232	228	242
Accrued expenses (a) (e)	5,187	5,090	4,753	4,808	4,690
Other (a)	4,550	4,457	4,666	4,281	4,187

Total liabilities	298,998	288,429	281,271	278,505	276,155

Equity
Preferred stock (f)
Common stock - $5 par value
Authorized 800 shares, issued 541, 540, 540, 540, and 540 shares	2,705	2,703	2,703	2,700	2,698
Capital surplus - preferred stock	3,946	3,945	3,944	3,943	3,941
Capital surplus - common stock and other	12,627	12,573	12,506	12,394	12,416
Retained earnings (e)	26,200	25,464	24,755	24,010	23,251
Accumulated other comprehensive income (loss)	503	727	881	656	436
Common stock held in treasury at cost: 18, 12, 8, 6, and 7 shares	(1,430)	(931)	(584)	(382)	(408)

Total shareholders’ equity	44,551	44,481	44,205	43,321	42,334
Noncontrolling interests (e)	1,523	1,514	1,588	1,597	1,703

Total equity	46,074	45,995	45,793	44,918	44,037

Total liabilities and equity	$345,072	$334,424	$327,064	$323,423	$320,192

(a)	Amounts include consolidated variable interest entities. Our third quarter 2014 Form 10-Q included, and our 2014 Form 10-K will include, additional information regarding these items.
(b)	Amounts include assets and liabilities for which PNC has elected the fair value option. Our third quarter 2014 Form 10-Q included, and our 2014 Form 10-K will include, additional information regarding these items.
(c)	Amounts include balances held with the Federal Reserve Bank of Cleveland of $31.4 billion, $25.9 billion, $16.5 billion, $14.5 billion, and $11.7 billion as of December 31, 2014, September 30, 2014, June 30, 2014, March 31, 2014, and December 31, 2013, respectively.
(d)	Amounts include our equity interest in BlackRock.
(e)	Amounts for 2013 periods have been updated to reflect the first quarter 2014 adoption of ASU 2014-01 related to investments in low income housing tax credits.
(f)	Par value less than $.5 million at each date.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 3

Table 3: Capital Ratios (Unaudited)

	December 31 2014	September 30 2014	June 30 2014	March 31 2014	December 31 2013
Transitional Basel III (a) (b) (c)
Common equity Tier 1 (d)	11.0%	11.1%	11.0%	10.8%	N/A
Tier 1 risk-based	12.7	12.8	12.7	12.6	N/A
Total capital risk-based	15.9	16.1	16.0	15.8	N/A
Leverage	10.8	11.1	11.2	11.1	N/A
Basel I Ratios (e)
Tier 1 common	N/A	N/A	N/A	N/A	10.5%
Tier 1 risk-based	N/A	N/A	N/A	N/A	12.4
Total risk-based	N/A	N/A	N/A	N/A	15.8
Leverage	N/A	N/A	N/A	N/A	11.1
Common shareholders’ equity to assets	11.8%	12.1%	12.3%	12.2%	12.0%

(a)	The ratios as of December 31, 2014 are estimated.
(b)	Calculated using the regulatory capital methodology applicable to PNC during 2014.
(c)	See Capital Ratios discussion in the Banking Regulation and Supervision section of Item 1 Business in our 2013 Form 10-K and in the consolidated balance sheet review section in our third quarter 2014 Form 10-Q. Our 2014 Form 10-K will include additional discussion on these capital ratios.
(d)	The Basel III common equity Tier 1 capital ratio was previously referred to as the Basel III Tier 1 common capital ratio.
(e)	Ratios for the 2013 period have not been updated to reflect the first quarter 2014 adoption of ASU 2014-01 related to investments in low income housing tax credits.

Table 4: Selected Noninterest Income Information (Unaudited)

	Three months ended					Year ended
In millions, except per share data	December 31 2014	September 30 2014	June 30 2014	March 31 2014	December 31 2013	December 31 2014	December 31 2013
Increase (Decrease) to Noninterest Income and Impact on Diluted Earnings per Share
Commercial mortgage servicing rights valuation, net of economic hedge
Pretax	$5	$8	$14	$11	$(5)	$38	$68
After-tax	$4	$5	$9	$7	$(3)	$25	$44
Impact on diluted earnings per share (a)	$.01	$.01	$.02	$.01	$(.01)	$.05	$.08
Benefit / (provision) for residential mortgage repurchase obligations
Pretax	$(4)	$(13)	$(2)	$19	$124	$—	$53
After-tax	$(3)	$(8)	$(1)	$12	$81	$—	$35
Impact on diluted earnings per share (a)	$(.00)	$(.02)	$(.00)	$.02	$.15	$.00	$.06
Gains on sales of Visa Class B common shares
Pretax	$36	$57	$54	$62		$209	$168
After-tax	$24	$37	$35	$40		$136	$109
Impact on diluted earnings per share (a)	$.04	$.07	$.07	$.07		$.25	$.21
Credit valuations for customer-related derivatives activities
Pretax	$1	$3	$(4)	$(14)	$16	$(14)	$56
After-tax	$1	$2	$(3)	$(9)	$11	$(9)	$37
Impact on diluted earnings per share (a)	$.00	$.00	$(.00)	$(.02)	$.02	$(.02)	$.07

(a)	In calculating impact on diluted earnings per share in the table above, after-tax amounts for the income statement items were calculated using a statutory federal income tax rate of 35%.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 4

Table 5: Average Consolidated Balance Sheet (Unaudited) (a)

	Three months ended					Year ended
In millions	December 31 2014	September 30 2014	June 30 2014	March 31 2014	December 31 2013	December 31 2014	December 31 2013
Assets
Interest-earning assets:
Investment securities
Securities available for sale
Residential mortgage-backed
Agency (b)	$17,745	$18,134	$19,207	$20,721	$21,204	$18,935	$22,746
Non-agency	4,832	5,021	5,204	5,375	5,539	5,106	5,828
Commercial mortgage-backed (b)	5,799	5,147	5,295	5,576	5,583	5,461	5,228
Asset-backed	5,089	5,207	5,400	5,593	5,814	5,321	5,857
U.S. Treasury and government agencies	5,140	5,142	4,883	4,169	2,507	4,837	2,326
State and municipal	1,935	1,913	2,104	2,652	2,275	2,148	2,250
Other debt	1,780	1,763	2,028	2,505	2,523	2,016	2,632
Corporate stocks and other	433	404	362	409	359	402	342

Total securities available for sale	42,753	42,731	44,483	47,000	45,804	44,226	47,209
Securities held to maturity
Residential mortgage-backed	5,832	5,778	5,977	5,995	5,726	5,885	4,374
Commercial mortgage-backed	2,257	2,409	2,560	2,748	3,153	2,502	3,422
Asset-backed	767	874	990	1,004	1,047	908	983
U.S. Treasury and government agencies	247	245	242	240	238	243	235
State and municipal	2,048	2,058	1,732	1,055	1,056	1,727	749
Other	324	325	331	337	341	329	347

Total securities held to maturity	11,475	11,689	11,832	11,379	11,561	11,594	10,110

Total investment securities	54,228	54,420	56,315	58,379	57,365	55,820	57,319
Loans
Commercial	95,646	92,547	91,866	89,517	88,185	92,411	86,047
Commercial real estate	23,176	22,961	22,775	21,652	20,587	22,646	19,469
Equipment lease financing	7,621	7,610	7,564	7,470	7,428	7,567	7,329
Consumer	62,213	62,351	62,472	63,093	63,203	62,529	62,125
Residential real estate	14,223	14,359	14,556	14,849	15,180	14,495	15,003

Total loans	202,879	199,828	199,233	196,581	194,583	199,648	189,973
Interest-earning deposits with banks	27,701	22,108	14,650	12,157	10,455	19,204	4,910
Loans held for sale	2,205	2,272	2,060	1,949	2,225	2,123	2,909
Federal funds sold and resale agreements	1,771	1,409	1,184	1,416	864	1,446	960
Other	5,121	4,914	4,927	5,296	4,993	5,064	4,574

Total interest-earning assets	293,905	284,951	278,369	275,778	270,485	283,305	260,645
Noninterest-earning assets:
Allowance for loan and lease losses	(3,383)	(3,445)	(3,512)	(3,591)	(3,667)	(3,482)	(3,796)
Cash and due from banks	4,176	3,934	3,776	3,890	3,904	3,945	3,953
Other	44,948	44,005	43,887	43,485	43,346	44,085	44,862

Total assets	$339,646	$329,445	$322,520	$319,562	$314,068	$327,853	$305,664

(a)	Calculated using average daily balances.
(b)	In the third quarter of 2014, these line items were corrected for all periods then presented due to a misclassification of Government National Mortgage Association (GNMA) securities collateralized by project loans, which were previously reported as residential mortgage-backed agency securities and have been reclassified to commercial mortgage-backed securities, and these lines are now also corrected for the year ended December 31, 2013, for which the impact was $1.1 billion.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 5

Table 5: Average Consolidated Balance Sheet (Unaudited) (Continued) (a)

	Three months ended					Year ended
In millions	December 31 2014	September 30 2014	June 30 2014	March 31 2014	December 31 2013	December 31 2014	December 31 2013
Liabilities and Equity
Interest-bearing liabilities:
Interest-bearing deposits
Money market	$77,696	$76,014	$74,261	$74,034	$73,534	$75,513	$70,567
Demand	44,389	43,112	43,316	42,635	41,151	43,367	40,144
Savings	12,410	12,152	11,976	11,408	11,010	11,990	10,954
Retail certificates of deposit	18,700	19,317	20,012	20,538	21,138	19,636	22,274
Time deposits in foreign offices and other time	2,754	2,235	2,168	2,069	2,013	2,308	2,061

Total interest-bearing deposits	155,949	152,830	151,733	150,684	148,846	152,814	146,000
Borrowed funds
Federal funds purchased and repurchase agreements	3,339	3,319	3,343	4,250	4,120	3,560	3,884
Federal Home Loan Bank borrowings	16,786	15,328	14,193	13,100	11,348	14,863	8,617
Bank notes and senior debt	15,395	14,221	13,490	13,327	12,252	14,114	11,221
Subordinated debt	8,812	8,804	8,570	8,040	7,900	8,559	7,373
Commercial paper	4,735	4,863	4,917	4,931	5,297	4,861	6,902
Other	3,303	2,801	2,591	2,740	2,156	2,860	2,025

Total borrowed funds	52,370	49,336	47,104	46,388	43,073	48,817	40,022

Total interest-bearing liabilities	208,319	202,166	198,837	197,072	191,919	201,631	186,022
Noninterest-bearing liabilities and equity:
Noninterest-bearing deposits	73,468	70,993	68,219	67,679	68,193	70,108	66,168
Allowance for unfunded loan commitments and letters of credit	251	232	228	241	236	238	241
Accrued expenses and other liabilities	11,639	10,307	10,035	10,123	10,622	10,530	10,918
Equity	45,969	45,747	45,201	44,447	43,098	45,346	42,315

Total liabilities and equity	$339,646	$329,445	$322,520	$319,562	$314,068	$327,853	$305,664

(a) Calculated using average daily balances.

Table 6: Supplemental Average Balance Sheet Information (Unaudited)
Deposits and Common Shareholders’ Equity
Interest-bearing deposits	$155,949	$152,830	$151,733	$150,684	$148,846	$152,814	$146,000
Noninterest-bearing deposits	73,468	70,993	68,219	67,679	68,193	70,108	66,168

Total deposits	$229,417	$223,823	$219,952	$218,363	$217,039	$222,922	$212,168
Transaction deposits	$195,553	$190,119	$185,796	$184,348	$182,878	$188,988	$176,879
Common shareholders’ equity	$40,522	$40,238	$39,659	$38,838	$37,455	$39,820	$36,425

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 6

Table 7: Details of Net Interest Margin (Unaudited) (a)

	Three months ended					Year ended
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
	2014	2014	2014	2014	2013	2014	2013
Average yields/rates
Yield on interest-earning assets
Investment securities
Securities available for sale
Residential mortgage-backed
Agency (b)	2.72%	2.64%	2.62%	2.64%	2.60%	2.66%	2.47%
Non-agency	4.33	4.64	5.19	4.91	5.14	4.78	5.44
Commercial mortgage-backed (b)	3.37	3.61	3.59	3.49	3.92	3.52	4.25
Asset-backed	2.15	2.01	1.96	1.79	1.92	1.97	1.88
U.S. Treasury and government agencies	1.21	1.01	1.20	1.30	1.36	1.18	1.59
State and municipal	4.58	3.98	4.27	4.78	4.31	4.47	4.31
Other debt	3.25	2.41	2.35	2.39	2.30	2.58	2.43
Corporate stocks and other	.11	.10	.11	.10	.15	—	—
Total securities available for sale	2.82	2.75	2.84	2.86	2.96	2.82	2.98
Securities held to maturity
Residential mortgage-backed	3.60	3.35	3.55	3.55	3.42	3.52	3.50
Commercial mortgage-backed	4.09	3.99	3.76	4.09	4.28	3.96	4.41
Asset-backed	1.50	1.75	1.54	1.51	1.57	1.54	1.63
U.S. Treasury and government agencies	3.82	3.81	3.80	3.77	3.82	3.70	3.83
State and municipal	5.50	5.50	5.47	5.61	5.65	5.50	5.61
Other	3.02	2.84	2.87	3.00	4.20	3.04	3.17
Total securities held to maturity	3.88	3.73	3.69	3.68	3.72	3.74	3.78
Total investment securities	3.05	2.96	3.02	3.02	3.11	3.02	3.12
Loans
Commercial	3.04	3.17	3.24	3.50	3.53	3.28	3.77
Commercial real estate	3.88	3.90	4.04	4.20	4.50	4.06	4.81
Equipment lease financing	3.97	3.48	3.61	3.64	3.74	3.67	3.98
Consumer	4.11	4.16	4.16	4.26	4.29	4.17	4.42
Residential real estate	4.90	5.03	4.86	5.09	5.18	4.97	5.15
Total loans	3.63	3.71	3.75	3.95	4.02	3.78	4.21
Interest-earning deposits with banks	.29	.23	.27	.23	.26	.26	.24
Loans held for sale	4.67	4.48	4.79	4.71	5.40	4.66	5.40
Federal funds sold and resale agreements	.28	.38	.49	.32	.79	.35	.83
Other	4.56	4.24	5.26	4.02	4.51	4.50	4.77
Total yield on interest-earning assets	3.21	3.30	3.44	3.58	3.69	3.40	3.90
Rate on interest-bearing liabilities
Interest-bearing deposits
Money market	.20	.18	.18	.17	.18	.19	.18
Demand	.06	.05	.05	.05	.05	.05	.04
Savings	.14	.12	.10	.08	.08	.12	.09
Retail certificates of deposit	.72	.73	.74	.75	.76	.74	.81
Time deposits in foreign offices and other time	.20	.18	.17	.18	.17	.17	.39
Total interest-bearing deposits	.22	.21	.21	.21	.22	.21	.24
Borrowed funds
Federal funds purchased and repurchase agreements	.11	.08	.07	.11	.14	.08	.15
Federal Home Loan Bank borrowings	.46	.48	.50	.50	.48	.49	.52
Bank notes and senior debt	1.35	1.33	1.51	1.49	1.51	1.43	1.70
Subordinated debt	2.64	2.40	2.65	2.54	2.63	2.56	2.78
Commercial paper	.31	.30	.29	.28	.26	.29	.23
Other	2.25	2.62	2.60	2.20	2.44	2.45	2.62
Total borrowed funds	1.17	1.14	1.24	1.18	1.21	1.19	1.29
Total rate on interest-bearing liabilities	.45	.44	.45	.44	.44	.45	.46

Interest rate spread	2.76	2.86	2.99	3.14	3.25	2.95	3.44
Impact of noninterest-bearing sources (c)	.13	.12	.13	.12	.13	.13	.13

Net interest margin	2.89%	2.98%	3.12%	3.26%	3.38%	3.08%	3.57%

(a)	Calculated as annualized taxable-equivalent net interest income divided by average earning assets. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all earning assets in calculating net interest margins, in this table we use net interest income on a taxable-equivalent basis by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under generally accepted accounting principles (GAAP) in the Consolidated Income Statement. The taxable-equivalent adjustments to net interest income for the three months ended December 31, 2014, September 30, 2014, June 30, 2014, March 31, 2014 and December 31, 2013, were $49 million, $47 million, $47 million, $46 million and $45 million, respectively. The taxable-equivalent adjustments to net interest income for the year ended December 31, 2014 and December 31, 2013 were $189 million and $168 million, respectively.
(b)	In the third quarter of 2014, these line items were corrected for all periods then presented due to a misclassification of GNMA securities collateralized by project loans, which were previously reported as residential mortgage-backed agency securities and have been reclassified to commercial mortgage-backed securities, and these lines are now also corrected for the year ended December 31, 2013.
(c)	Represents the positive effects of investing noninterest-bearing sources in interest-earning assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 7

Total and Core Net Interest Income and Net Interest Margin (Unaudited)

Table 8: Total and Core Net Interest Income

	Three months ended					Year ended
In millions	December 31 2014	September 30 2014	June 30 2014	March 31 2014	December 31 2013	December 31 2014	December 31 2013
Core net interest income (a)	$1,971	$1,957	$1,982	$2,032	$2,075	$7,942	$8,304
Total purchase accounting accretion (b)	126	147	147	163	191	583	843

Total net interest income	$2,097	$2,104	$2,129	$2,195	$2,266	$8,525	$9,147

(a)    We believe that core net interest income, a non-GAAP financial measure, is useful in evaluating the performance of our interest-based activities.

(b)    Total purchase accounting accretion includes purchase accounting accretion on purchased impaired loans. Refer to Table 18: Accretion - Purchased Impaired Loans for details for certain of these periods.

Table 9: Details of Net Interest Margin (c)
	Three months ended					Year ended
In millions	December 31 2014	September 30 2014	June 30 2014	March 31 2014	December 31 2013	December 31 2014	December 31 2013
Average yields/rates
Yield on interest-earning assets
Total investment securities	3.05%	2.96%	3.02%	3.02%	3.11%	3.02%	3.12%
Total loans	3.63	3.71	3.75	3.95	4.02	3.78	4.21
Other	1.15	1.19	1.76	1.62	2.05	1.37	2.96
Total yield on interest-earning assets	3.21	3.30	3.44	3.58	3.69	3.40	3.90

Rate on interest-bearing liabilities
Total interest-bearing deposits	.22	.21	.21	.21	.22	.21	.24
Total borrowed funds	1.17	1.14	1.24	1.18	1.21	1.19	1.29
Total rate on interest-bearing liabilities	.45	.44	.45	.44	.44	.45	.46

Interest rate spread	2.76	2.86	2.99	3.14	3.25	2.95	3.44
Impact of noninterest-bearing sources	.13	.12	.13	.12	.13	.13	.13

Net interest margin	2.89%	2.98%	3.12%	3.26%	3.38%	3.08%	3.57%

(c) See note (a) on page 6.
Table 10: Details of Core Net Interest Margin (d)
	Three months ended					Year ended
In millions	December 31 2014	September 30 2014	June 30 2014	March 31 2014	December 31 2013	December 31 2014	December 31 2013
Average yields/rates
Yield on interest-earning assets
Total investment securities	2.98%	2.89%	2.96%	2.96%	3.02%	2.96%	3.03%
Total loans	3.38	3.42	3.46	3.62	3.65	3.49	3.79
Other	1.14	1.19	1.74	1.64	1.99	1.37	2.77
Total yield on interest-earning assets	3.02	3.08	3.22	3.33	3.40	3.18	3.57

Rate on interest-bearing liabilities
Total interest-bearing deposits	.23	.23	.23	.23	.24	.23	.27
Total borrowed funds	1.03	1.00	1.10	1.04	1.06	1.05	1.12
Total rate on interest-bearing liabilities	.43	.42	.43	.43	.43	.43	.45

Interest rate spread	2.59	2.66	2.79	2.90	2.97	2.75	3.12
Impact of noninterest-bearing sources	.13	.12	.13	.12	.13	.13	.13

Core net interest margin	2.72	2.78	2.92	3.02	3.10	2.88	3.25
Purchase accounting accretion impact on net interest margin	.17	.20	.20	.24	.28	.20	.32

Net interest margin	2.89%	2.98%	3.12%	3.26%	3.38%	3.08%	3.57%

(d)	We believe that core net interest margin, a non-GAAP financial measure, is useful as a tool to help evaluate the impact of purchase accounting accretion on net interest margin. To calculate core net interest margin, each calculated margin in the table has been adjusted by annualized purchase accounting accretion divided by average interest-earning assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 8

Table 11: Per Share Related Information (Unaudited)

	Three months ended					Year ended
In millions, except per share data	December 31 2014	September 30 2014	June 30 2014	March 31 2014	December 31 2013	December 31 2014	December 31 2013
Basic
Net income	$1,057	$1,038	$1,052	$1,060	$1,074	$4,207	$4,212
Less:
Net income (loss) attributable to noncontrolling interests	21	1	3	(2)	13	23	11
Preferred stock dividends and discount accretion and redemptions	48	71	48	70	50	237	249

Net income attributable to common shareholders	988	966	1,001	992	1,011	3,947	3,952
Less:
Dividends and undistributed earnings allocated to nonvested restricted shares	2	3	3	3	5	11	18

Net income attributable to basic common shares	$986	$963	$998	$989	$1,006	$3,936	$3,934
Basic weighted-average common shares outstanding	524	529	532	532	530	529	528
Basic earnings per common share	$1.88	$1.82	$1.88	$1.86	$1.90	$7.44	$7.45

Diluted
Net income attributable to basic common shares	$986	$963	$998	$989	$1,006	$3,936	$3,934
Less: Impact of BlackRock earnings per share dilution	5	4	3	6	5	18	18

Net income attributable to diluted common shares	$981	$959	$995	$983	$1,001	$3,918	$3,916
Basic weighted-average common shares outstanding	524	529	532	532	530	529	528
Dilutive potential common shares	8	8	7	7	5	8	4

Diluted weighted-average common shares outstanding	532	537	539	539	535	537	532
Diluted earnings per common share	$1.84	$1.79	$1.85	$1.82	$1.87	$7.30	$7.36

Table 12: Impact to 2013 Periods from Adoption of ASU 2014-01 (Investments in Low Income Housing Tax Credits) (Unaudited) (a)

Income Statement

	Three months ended	Year ended
In millions	December 31 2013	December 31 2013
Noninterest Expense
Previously reported	$2,547	$9,801
Adjustment from adoption of ASU 2014-01	(33)	(120)

Revised	$2,514	$9,681

Net Income
Previously reported	$1,061	$4,227
Adjustment from adoption of ASU 2014-01	13	(15)

Revised	$1,074	$4,212

Diluted Earnings per Share
Previously reported	$1.85	$7.39
Adjustment from adoption of ASU 2014-01.02		(.03)

Revised	$1.87	$7.36

Efficiency
Previously reported	63%	61%
Adjustment from adoption of ASU 2014-01	(1)	(1)

Revised	62%	60%

Effective Tax Rate
Previously reported	24.9%	24.1%
Adjustment from adoption of ASU 2014-01.8		1.8

Revised	25.7%	25.9%

Balance Sheet
In millions	December 31 2013
Retained Earnings
Previously reported	$23,325
Adjustment from adoption of ASU 2014-01	(74)

Revised	$23,251

(a)	We adopted the guidance in ASU 2014-01, Investments - Equity Method and Joint Ventures (Topic 323): Accounting For Investments in Qualified Affordable Housing Projects in the first quarter of 2014. Retrospective application is required.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 9

Table 13: Details of Loans (Unaudited)

In millions	December 31 2014	September 30 2014	June 30 2014	March 31 2014	December 31 2013
Commercial
Retail/wholesale trade	$16,972	$16,162	$16,146	$16,157	$15,530
Manufacturing	18,744	18,649	18,683	17,185	16,208
Service providers	14,103	13,603	13,734	13,576	13,052
Real estate related (a)	10,812	10,722	10,908	10,856	10,729
Financial services	6,178	5,218	4,846	4,720	4,927
Health care	9,017	9,095	8,939	8,836	8,690
Other industries	21,594	20,051	20,280	19,771	19,242

Total commercial	97,420	93,500	93,536	91,101	88,378

Commercial real estate
Real estate projects (b)	14,577	14,564	14,535	14,268	13,613
Commercial mortgage	8,685	8,378	8,384	7,883	7,578

Total commercial real estate	23,262	22,942	22,919	22,151	21,191

Equipment lease financing	7,686	7,621	7,628	7,521	7,576

Total commercial lending	128,368	124,063	124,083	120,773	117,145

Consumer
Home equity
Lines of credit	20,361	20,667	20,959	21,277	21,696
Installment	14,316	14,388	14,507	14,595	14,751
Credit card	4,612	4,449	4,435	4,309	4,425
Other consumer
Education	6,626	6,978	7,118	7,360	7,534
Automobile	11,616	11,548	11,005	10,906	10,827
Other	4,511	4,428	4,317	4,216	4,170

Total consumer	62,042	62,458	62,341	62,663	63,403

Residential real estate
Residential mortgage	13,885	13,805	13,965	14,179	14,418
Residential construction	522	546	595	627	647

Total residential real estate	14,407	14,351	14,560	14,806	15,065

Total consumer lending	76,449	76,809	76,901	77,469	78,468

Total loans (c)	$204,817	$200,872	$200,984	$198,242	$195,613

(a) Includes loans to customers in the real estate and construction industries. (b) Includes both construction loans and intermediate financing for projects.
(c) Includes purchased impaired loans:	$4,858	$5,167	$5,557	$5,824	$6,106
Table 14: Details of Loans Held for Sale (Unaudited)
In millions	December 31 2014	September 30 2014	June 30 2014	March 31 2014	December 31 2013
Commercial mortgage	$922	$891	$900	$732	$867
Residential mortgage	1,279	1,211	1,271	1,088	1,356
Other	61	41	57	282	32

Total	$2,262	$2,143	$2,228	$2,102	$2,255

Table 15: Net Unfunded Loan Commitments (Unaudited)
In millions	December 31 2014	September 30 2014	June 30 2014	March 31 2014	December 31 2013
Net unfunded loan commitments	$139,687	$136,795	$131,446	$129,644	$129,870

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 10

Allowances for Loan and Lease Losses and Unfunded Loan Commitments and Letters of Credit (Unaudited)

Table 16: Change in Allowance for Loan and Lease Losses

Three months ended - in millions	December 31 2014	September 30 2014	June 30 2014	March 31 2014	December 31 2013
Beginning balance	$3,406	$3,453	$3,530	$3,609	$3,691
Gross charge-offs:
Commercial	(45)	(60)	(86)	(85)	(87)
Commercial real estate	(24)	(14)	(14)	(18)	(24)
Equipment lease financing	(5)	(3)	(4)	(2)	(2)
Home equity	(62)	(50)	(68)	(95)	(114)
Residential real estate	(14)	(11)	(7)	(8)	(2)
Credit card	(38)	(40)	(42)	(43)	(42)
Other consumer	(47)	(44)	(43)	(49)	(52)

Total gross charge-offs	(235)	(222)	(264)	(300)	(323)
Recoveries:
Commercial	51	62	43	51	65
Commercial real estate	20	15	29	20	23
Equipment lease financing	4	4	3	3	3
Home equity	20	19	20	19	18
Residential real estate	3	21	3	(1)	6
Credit card	5	5	6	5	5
Other consumer	14	14	15	17	14

Total recoveries	117	140	119	114	134
Net (charge-offs) recoveries:
Commercial	6	2	(43)	(34)	(22)
Commercial real estate	(4)	1	15	2	(1)
Equipment lease financing	(1)	1	(1)	1	1
Home equity	(42)	(31)	(48)	(76)	(96)
Residential real estate	(11)	10	(4)	(9)	4
Credit card	(33)	(35)	(36)	(38)	(37)
Other consumer	(33)	(30)	(28)	(32)	(38)

Total net charge-offs	(118)	(82)	(145)	(186)	(189)
Provision for credit losses	52	55	72	94	113
Other	(1)	(1)		(1)	1
Net change in allowance for unfunded loan commitments and letters of credit	(8)	(19)	(4)	14	(7)

Ending balance	$3,331	$3,406	$3,453	$3,530	$3,609

Supplemental Information
Net charge-offs to average loans (for the three months ended) (annualized)	.23%	.16%	.29%	.38%	.39%
Allowance for loan and lease losses to total loans	1.63	1.70	1.72	1.78	1.84
Commercial lending net charge-offs	$1	$4	$(29)	$(31)	$(22)
Consumer lending net charge-offs	(119)	(86)	(116)	(155)	(167)

Total net charge-offs	$(118)	$(82)	$(145)	$(186)	$(189)
Net charge-offs to average loans
Commercial lending	.00%	(.01)%	.10%	.11%	.08%
Consumer lending	.62	.44	.60	.81	.85

Table 17: Change in Allowance for Unfunded Loan Commitments and Letters of Credit
Three months ended - in millions	December 31 2014	September 30 2014	June 30 2014	March 31 2014	December 31 2013
Beginning balance	$251	$232	$228	$242	$235
Net change in allowance for unfunded loan commitments and letters of credit	8	19	4	(14)	7

Ending balance	$259	$251	$232	$228	$242

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 11

Purchase Accounting Accretion, Accretable Yield and Valuation of Purchased Impaired Loans (Unaudited)

Table 18: Accretion - Purchased Impaired Loans

	Three months ended			Year ended
	December 31	September 30	December 31	December 31	December 31
In millions	2014	2014	2013	2014	2013
Impaired loans
Scheduled accretion	$106	$109	$128	$460	$580
Reversal of contractual interest on impaired loans	(58)	(57)	(64)	(253)	(314)

Scheduled accretion net of contractual interest	48	52	64	207	266
Excess cash recoveries	32	31	28	127	115

Total impaired loans	$80	$83	$92	$334	$381

Table 19: Purchased Impaired Loans - Accretable Yield

In millions
October 1, 2014	$1,819	January 1, 2014	$2,055	January 1, 2013	$2,166
Scheduled accretion	(106)	Scheduled accretion	(460)	Scheduled accretion	(580)
Excess cash recoveries	(32)	Excess cash recoveries	(127)	Excess cash recoveries	(115)
Net reclassifications to (from) accretable from (to) non-accretable and other activity (a)	(123)	Net reclassifications to (from) accretable from (to) non-accretable and other activity (a)	90	Net reclassifications to (from) accretable from (to) non-accretable and other activity (a)	584

December 31, 2014 (b)	$1,558	December 31, 2014 (b)	$1,558	December 31, 2013	$2,055

(a)	Approximately 93% of net reclassifications and other activity for the year were within the commercial portfolio as compared to 37% for year ending December 31, 2013. Net reclassifications and other activity for the fourth quarter were negative and primarily driven by disposals within the consumer portfolio.
(b)	As of December 31, 2014, we estimate that the reversal of contractual interest on purchased impaired loans will total approximately $0.9 billion in future periods. This will offset the total net accretable interest in future interest income of $1.6 billion on purchased impaired loans.

Table 20: Valuation of Purchased Impaired Loans

	December 31, 2014		September 30, 2014		December 31, 2013
Dollars in millions	Balance	Net Investment	Balance	Net Investment	Balance	Net Investment
Commercial and commercial real estate loans:
Outstanding balance (a)	$466		$573		$937
Purchased impaired mark	(156)		(168)		(264)

Recorded investment	310		405		673
Allowance for loan losses	(79)		(96)		(133)

Net investment	231	50%	309	54%	540	58%

Consumer and residential mortgage loans:
Outstanding balance (a)	4,541		4,795		5,548
Purchased impaired mark	7		(33)		(115)

Recorded investment	4,548		4,762		5,433
Allowance for loan losses	(793)		(795)		(871)

Net investment	3,755	83%	3,967	83%	4,562	82%

Total purchased impaired loans:
Outstanding balance (a)	5,007		5,368		6,485
Purchased impaired mark	(149)		(201)		(379)

Recorded investment	4,858		5,167		6,106
Allowance for loan losses	(872)		(891)		(1,004)

Net investment	$3,986	80%	$4,276	80%	$5,102	79%

(a)	Outstanding balance represents the balance on the loan servicing system for active loans. It is possible for the outstanding balance to be lower than the recorded investment for certain loans due to the use of pool accounting. Our third quarter 2014 Form 10-Q included, and our 2014 Form 10-K will include, more information on purchased impaired loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 12

Details of Nonperforming Assets (Unaudited)
Table 21: Nonperforming Assets by Type
In millions	December 31 2014	September 30 2014	June 30 2014	March 31 2014	December 31 2013
Nonperforming loans, including TDRs (a)
Commercial lending
Commercial
Retail/wholesale trade	$48	$62	$70	$49	$57
Manufacturing	59	44	69	63	58
Service providers	67	82	94	90	108
Real estate related (b)	66	76	79	122	124
Financial services	4	5	5	5	7
Health care	28	23	23	17	19
Other industries	18	28	54	91	84

Total commercial	290	320	394	437	457

Commercial real estate
Real estate projects	290	346	370	401	436
Commercial mortgage	44	49	65	79	82

Total commercial real estate	334	395	435	480	518

Equipment lease financing	2	3	4	6	5

Total commercial lending	626	718	833	923	980

Consumer lending (c)
Home equity	1,112	1,090	1,093	1,117	1,139
Residential real estate
Residential mortgage	694	725	799	829	890
Residential construction	12	18	17	13	14
Credit card	3	3	3	4	4
Other consumer	63	58	56	61	61

Total consumer lending	1,884	1,894	1,968	2,024	2,108

Total nonperforming loans (d)	2,510	2,612	2,801	2,947	3,088

OREO and foreclosed assets
Other real estate owned (OREO) (e)	351	353	352	343	360
Foreclosed and other assets	19	10	15	14	9

Total OREO and foreclosed assets	370	363	367	357	369

Total nonperforming assets	$2,880	$2,975	$3,168	$3,304	$3,457

Nonperforming loans to total loans	1.23%	1.30%	1.39%	1.49%	1.58%
Nonperforming assets to total loans, OREO and foreclosed assets	1.40	1.48	1.57	1.66	1.76
Nonperforming assets to total assets	.83	.89	.97	1.02	1.08
Allowance for loan and lease losses to nonperforming loans (f)	133	130	123	120	117

(a)	See analysis of troubled debt restructurings (TDRs) on page 13.
(b)	Includes loans related to customers in the real estate and construction industries.
(c)	Excludes most consumer loans and lines of credit, not secured by residential real estate, which are charged off after 120 to 180 days past due and are not placed on nonperforming status.
(d)	Nonperforming loans exclude certain government insured or guaranteed loans, loans held for sale, loans accounted for under the fair value option and purchased impaired loans.
(e)	OREO excludes $194 million, $214 million, $228 million, $238 million and $245 million at December 31, 2014, September 30, 2014, June 30, 2014, March 31, 2014 and December 31, 2013, respectively, related to residential real estate that was acquired by us upon foreclosure of serviced loans as they are insured by the Federal Housing Administration (FHA) or guaranteed by the Department of Veterans Affairs (VA) or guaranteed by the Department of Housing and Urban Development.
(f)	The allowance for loan and lease losses includes impairment reserves attributable to purchased impaired loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 13

Details of Nonperforming Assets and Troubled Debt Restructurings (Unaudited)

Table 22: Change in Nonperforming Assets (a)

In millions	October 1, 2014 - December 31, 2014	July 1, 2014 - September 30, 2014	April 1, 2014 - June 30, 2014	January 1, 2014 - March 31, 2014	October 1, 2013 - December 31, 2013
Beginning balance	$2,975	$3,168	$3,304	$3,457	$3,622
New nonperforming assets	470	380	644	633	836
Charge-offs and valuation adjustments	(158)	(127)	(148)	(152)	(223)
Principal activity, including paydowns and payoffs	(183)	(195)	(300)	(323)	(556)
Asset sales and transfers to loans held for sale	(130)	(143)	(212)	(85)	(115)
Returned to performing status	(94)	(108)	(120)	(226)	(107)

Ending balance	$2,880	$2,975	$3,168	$3,304	$3,457

(a)	In the fourth quarter of 2013, amounts related to (i) New nonperforming assets, (ii) Principal activity, including paydowns and payoffs, and (iii) Returned to performing status were misstated. The original reported amounts for the fourth quarter of 2013 were (i) $714 million, (ii) ($141) million and (iii) ($400) million, respectively. These updates did not impact the beginning or ending nonperforming asset balances and are corrected in the table.

Table 23: Largest Individual Nonperforming Assets at December 31, 2014 (a)

In millions
Ranking	Outstandings	Industry
1	$35	Real Estate, Rental and Leasing
2	21	Manufacturing
3	15	Real Estate, Rental and Leasing
4	11	Manufacturing
5	9	Real Estate, Rental and Leasing
6	8	Wholesale Trade
7	8	Retail Trade
8	8	Real Estate, Rental and Leasing
9	7	Real Estate, Rental and Leasing
10	7	Real Estate, Rental and Leasing

Total	$129

As a percent of total nonperforming assets 4%

(a)	Amounts shown are not net of related allowance for loan and lease losses, if applicable.

Table 24: Summary of Troubled Debt Restructurings

In millions	December 31 2014	September 30 2014	June 30 2014	March 31 2014	December 31 2013
Total consumer lending	$2,041	$2,064	$2,121	$2,134	$2,161
Total commercial lending	542	552	546	579	578

Total TDRs	$2,583	$2,616	$2,667	$2,713	$2,739

Nonperforming	$1,370	$1,303	$1,369	$1,405	$1,511
Accruing (a)	1,083	1,174	1,153	1,151	1,062
Credit card	130	139	145	157	166

Total TDRs	$2,583	$2,616	$2,667	$2,713	$2,739

Loans whose terms have been restructured in a manner that grants a concession to a borrower experiencing financial difficulties are considered troubled debt restructurings (TDRs). TDRs typically result from our loss mitigation activities and include rate reductions, principal forgiveness, postponement/reduction of scheduled amortization, and extensions, which are intended to minimize economic loss and to avoid foreclosure or repossession of collateral. Certain consumer government insured or guaranteed loans which were evaluated for TDR consideration, loans held for sale, loans accounted for under the fair value option, and pooled purchased impaired loans are not classified as TDRs.

(a)	Accruing loans have demonstrated a period of at least six months of current performance under the restructured terms and are excluded from nonperforming loans. Loans where borrowers have been discharged from bankruptcy and have not formally reaffirmed their loan obligation and loans to borrowers not currently obligated to make principal and interest payments under the restructured terms are not returned to accrual status.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 14

Accruing Loans Past Due (Unaudited)

Table 25: Accruing Loans Past Due 30 to 59 Days (a)

	Amount					Percent of Total Outstandings
Dollars in millions	Dec. 31 2014	Sept. 30 2014	Jun. 30 2014	Mar. 31 2014	Dec. 31 2013	Dec. 31 2014	Sept. 30 2014	Jun. 30 2014	Mar. 31 2014	Dec. 31 2013
Commercial	$73	$46	$71	$93	$81	.07%	.05%	.08%	.10%	.09%
Commercial real estate	23	47	17	35	54	.10	.20	.07	.16	.25
Equipment lease financing	11	4	4	17	31	.14	.05	.05	.23	.41
Home equity	70	67	65	76	86	.20	.19	.18	.21	.24
Residential real estate
Non government insured	95	87	87	101	112	.66	.61	.60	.68	.74
Government insured	68	76	74	82	105	.47	.53	.51	.55	.70
Credit card	28	27	26	26	29	.61	.61	.59	.60	.66
Other consumer
Non government insured	62	56	50	51	62	.27	.24	.22	.23	.28
Government insured	152	164	154	149	154	.67	.71	.69	.66	.68

Total	$582	$574	$548	$630	$714	.28	.29	.27	.32	.37

Table 26: Accruing Loans Past Due 60 to 89 Days (a)

	Amount					Percent of Total Outstandings
Dollars in millions	Dec. 31 2014	Sept. 30 2014	Jun. 30 2014	Mar. 31 2014	Dec. 31 2013	Dec. 31 2014	Sept. 30 2014	Jun. 30 2014	Mar. 31 2014	Dec. 31 2013
Commercial	$24	$19	$26	$20	$20	.02%	.02%	.03%	.02%	.02%
Commercial real estate	2	6	48	25	11	.01	.03	.21	.11	.05
Equipment lease financing	1	1	1		2	.01	.01	.01		.03
Home equity	32	25	27	32	34	.09	.07	.08	.09	.09
Residential real estate
Non government insured	25	24	21	27	30	.17	.17	.14	.18	.20
Government insured	43	41	48	43	57	.30	.29	.33	.29	.38
Credit card	20	18	18	19	19	.43	.41	.41	.44	.43
Other consumer
Non government insured	19	20	15	16	18	.08	.09	.07	.07	.08
Government insured	93	100	94	104	94	.41	.44	.42	.46	.42

Total	$259	$254	$298	$286	$285	.13	.13	.15	.14	.15

Table 27: Accruing Loans Past Due 90 Days or More (a)

	Amount					Percent of Total Outstandings
Dollars in millions	Dec. 31 2014	Sept. 30 2014	Jun. 30 2014	Mar. 31 2014	Dec. 31 2013	Dec. 31 2014	Sept. 30 2014	Jun. 30 2014	Mar. 31 2014	Dec. 31 2013
Commercial	$37	$39	$35	$28	$42	.04%	.04%	.04%	.03%	.05%
Commercial real estate		1			2		.00			.01
Equipment lease financing
Residential real estate
Non government insured	23	24	23	30	35	.16	.17	.16	.20	.23
Government insured	719	785	872	924	1,025	4.99	5.47	5.99	6.24	6.80
Credit card	33	29	29	31	34	.72	.65	.65	.72	.77
Other consumer
Non government insured	16	13	12	13	14	.07	.06	.05	.06	.06
Government insured	277	287	281	284	339	1.22	1.25	1.25	1.26	1.50

Total	$1,105	$1,178	$1,252	$1,310	$1,491	.54	.59	.62	.66	.76

(a)	Excludes loans held for sale and purchased impaired loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 15

Business Segment Descriptions (Unaudited)

Retail Banking provides deposit, lending, brokerage, investment management and cash management services to consumer and small business customers within our primary geographic markets. Our customers are serviced through our branch network, ATMs, call centers, online banking and mobile channels. The branch network is located primarily in Pennsylvania, Ohio, New Jersey, Michigan, Illinois, Maryland, Indiana, North Carolina, Florida, Kentucky, Washington, D.C., Delaware, Alabama, Virginia, Missouri, Georgia, Wisconsin and South Carolina.

Corporate & Institutional Banking provides lending, treasury management, and capital markets-related products and services to mid-sized and large corporations, government and not-for-profit entities. Lending products include secured and unsecured loans, letters of credit and equipment leases. Treasury management services include cash and investment management, receivables management, disbursement services, funds transfer services, information reporting, and global trade services. Capital markets-related products and services include foreign exchange, derivatives, securities, loan syndications and mergers and acquisitions advisory and equity capital markets advisory and related services to middle-market companies. We also provide commercial loan servicing, and real estate advisory and technology solutions, for the commercial real estate finance industry. Products and services are generally provided within our primary geographic markets, with certain products and services offered nationally and internationally.

Asset Management Group includes personal wealth management for high net worth and ultra high net worth clients and institutional asset management. Wealth management products and services include investment and retirement planning, customized investment management, private banking, tailored credit solutions, and trust management and administration for individuals and their families. Institutional asset management provides investment management, custody administration and retirement administration services. Institutional clients include corporations, unions, municipalities, non-profits, foundations and endowments, primarily located in our geographic footprint.

Residential Mortgage Banking directly originates first lien residential mortgage loans on a nationwide basis with a significant presence within the retail banking footprint. Mortgage loans represent loans collateralized by one-to-four-family residential real estate. These loans are typically underwritten to government agency and/or third-party standards, and sold, servicing retained, to secondary mortgage conduits of FNMA, FHLMC, Federal Home Loan Banks and third-party investors, or are securitized and issued under the GNMA program. The mortgage servicing operation performs all functions related to servicing mortgage loans, primarily those in first lien position, for various investors and for loans owned by PNC.

Non-Strategic Assets Portfolio includes a consumer portfolio of mainly residential mortgage and brokered home equity loans and lines of credit and a small commercial/commercial real estate loan and lease portfolio. We obtained a significant portion of these non-strategic assets through acquisitions of other companies.

BlackRock is a leader in investment management, risk management and advisory services for institutional and retail clients worldwide. BlackRock provides diversified investment management services to institutional clients, intermediary investors and individual investors through various investment vehicles. Investment management services primarily consist of the management of equity, fixed income, multi-asset class, alternative investment and cash management products. BlackRock offers its investment products in a variety of vehicles, including open-end and closed-end mutual funds, iShares® exchange-traded funds (ETFs), collective investment trusts and separate accounts. In addition, BlackRock provides market risk management, financial markets advisory and enterprise investment system services to a broad base of clients. Financial markets advisory services include valuation services relating to illiquid securities, dispositions and workout assignments (including long-term portfolio liquidation assignments), risk management and strategic planning and execution. We hold an equity investment in BlackRock, which is a key component of our diversified revenue strategy. BlackRock is a publicly traded company, and additional information regarding its business is available in its filings with the Securities and Exchange Commission (SEC). At December 31, 2014, our economic interest in BlackRock was 22%.

Table 28: Period End Employees

	December 31	September 30	June 30	March 31	December 31
	2014	2014	2014	2014	2013

Full-time employees
Retail Banking	22,216	22,103	22,148	22,104	22,226
Other full-time employees (a)	27,529	27,528	27,765	27,740	27,695

Total full-time employees	49,745	49,631	49,913	49,844	49,921

Part-time employees
Retail Banking	3,274	3,410	3,644	3,761	4,030
Other part-time employees (a)	568	614	802	510	482

Total part-time employees	3,842	4,024	4,446	4,271	4,512

Total	53,587	53,655	54,359	54,115	54,433

(a)	Includes period end employees for all businesses other than Retail Banking and includes operations, technology and staff services employees other than staff directly employed by Retail Banking.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 16

Table 29: Summary of Business Segment Income and Revenue (Unaudited) (a) (b)

	Three months ended					Year ended
In millions	December 31 2014	September 30 2014	June 30 2014	March 31 2014	December 31 2013	December 31 2014	December 31 2013
Income (Loss)
Retail Banking (c)	$172	$173	$225	$158	$107	$728	$550
Corporate & Institutional Banking	564	549	470	523	569	2,106	2,264
Asset Management Group	45	46	53	37	36	181	162
Residential Mortgage Banking (d)	(9)	12	36	(4)	55	35	148
Non-Strategic Assets Portfolio	76	82	99	110	118	367	379
Other, including BlackRock (b) (e)	209	176	169	236	189	790	709

Net income	$1,057	$1,038	$1,052	$1,060	$1,074	$4,207	$4,212

Revenue
Retail Banking (c)	$1,520	$1,521	$1,514	$1,494	$1,500	$6,049	$6,100
Corporate & Institutional Banking	1,444	1,386	1,348	1,298	1,389	5,476	5,506
Asset Management Group	281	277	279	270	269	1,107	1,040
Residential Mortgage Banking (d)	182	185	227	206	327	800	1,100
Non-Strategic Assets Portfolio	140	152	147	148	167	587	742
Other, including BlackRock (b) (e)	380	320	295	361	421	1,356	1,524

Total revenue	$3,947	$3,841	$3,810	$3,777	$4,073	$15,375	$16,012

(a)	Our business information is presented based on our internal management reporting practices. We periodically refine our internal methodologies as management reporting practices are enhanced.
(b)	We consider BlackRock to be a separate reportable business segment but have combined its results with Other for this presentation. Our 2014 Form 10-K will include additional information regarding BlackRock.
(c)	Includes gains on sales of portions of Visa Class B common shares in each quarter in 2014 and the second and third quarters of 2013. For more information, refer to Selected Noninterest Income Information on page 3.
(d)	Includes benefit/provision for residential mortgage repurchase obligations. For more information, refer to Selected Noninterest Income Information on page 3.
(e)	Includes earnings and gains or losses related to PNC’s equity interest in BlackRock and residual activities that do not meet the criteria for disclosure as a separate reportable business, such as gains or losses related to BlackRock transactions, integration costs, asset and liability management activities including net securities gains or losses, other-than-temporary impairment of investment securities and certain trading activities, exited businesses, private equity investments, intercompany eliminations, most corporate overhead, tax adjustments that are not allocated to business segments and differences between business segment performance reporting and financial statement reporting (GAAP), including the presentation of net income attributable to noncontrolling interests as the segments’ results exclude their portion of net income attributable to noncontrolling interests.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 17

Table 30: Retail Banking (Unaudited) (a)

	Three months ended					Year ended
Dollars in millions	December 31 2014	September 30 2014	June 30 2014	March 31 2014	December 31 2013	December 31 2014	December 31 2013
INCOME STATEMENT
Net interest income	$986	$985	$973	$980	$1,012	$3,924	$4,079
Noninterest income
Service charges on deposits	172	173	148	140	151	633	570
Brokerage	64	60	61	55	57	240	224
Consumer services	247	248	248	218	256	961	935
Other	51	55	84	101	24	291	292

Total noninterest income	534	536	541	514	488	2,125	2,021

Total revenue	1,520	1,521	1,514	1,494	1,500	6,049	6,100
Provision for credit losses	54	74	4	145	195	277	657
Noninterest expense	1,195	1,175	1,155	1,100	1,138	4,625	4,576

Pretax earnings	271	272	355	249	167	1,147	867
Income taxes	99	99	130	91	60	419	317

Earnings	$172	$173	$225	$158	$107	$728	$550

AVERAGE BALANCE SHEET
Loans
Consumer
Home equity	$28,457	$28,684	$28,959	$29,317	$29,588	$28,852	$29,300
Indirect auto	9,209	9,192	9,092	8,994	8,671	9,122	7,746
Indirect other	635	675	726	777	822	703	909
Education	6,895	7,100	7,298	7,547	7,680	7,208	7,923
Credit cards	4,475	4,401	4,307	4,271	4,250	4,364	4,142
Other	2,345	2,277	2,189	2,137	2,157	2,238	2,148

Total consumer	52,016	52,329	52,571	53,043	53,168	52,487	52,168
Commercial and commercial real estate	10,698	10,801	10,922	11,051	11,131	10,867	11,266
Floor plan	2,180	2,021	2,291	2,373	2,226	2,215	2,055
Residential mortgage	552	584	623	647	676	601	741

Total loans	65,446	65,735	66,407	67,114	67,201	66,170	66,230
Goodwill and other intangible assets	6,007	6,025	6,043	6,062	6,083	6,034	6,116
Other assets	2,946	2,922	2,753	2,744	2,730	2,842	2,625

Total assets	$74,399	$74,682	$75,203	$75,920	$76,014	$75,046	$74,971

Deposits
Noninterest-bearing demand	$22,860	$22,392	$21,907	$21,359	$21,699	$22,134	$21,248
Interest-bearing demand	34,298	33,900	34,272	33,490	32,298	33,992	31,811
Money market	51,204	50,204	50,142	49,484	49,250	50,263	48,784

Total transaction deposits	108,362	106,496	106,321	104,333	103,247	106,389	101,843
Savings	12,244	11,997	11,845	11,288	10,901	11,847	10,835
Certificates of deposit	17,959	18,720	19,354	19,882	20,425	18,972	21,488

Total deposits	138,565	137,213	137,520	135,503	134,573	137,208	134,166
Other liabilities	555	507	411	398	369	469	337

Total liabilities	$139,120	$137,720	$137,931	$135,901	$134,942	$137,677	$134,503

PERFORMANCE RATIOS
Return on average assets	.92%	.92%	1.20%	.84%	.56%	.97%	.73%
Noninterest income to total revenue	35	35	36	34	33	35	33
Efficiency	79	77	76	74	76	76	75

(a)	See note (a) on page 16.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 18

Table 30: Retail Banking (Unaudited) (Continued)

	Three months ended					Year ended
Dollars in millions, except as noted	December 31 2014	September 30 2014	June 30 2014	March 31 2014	December 31 2013	December 31 2014	December 31 2013
OTHER INFORMATION (a)			.
Credit-related statistics:
Commercial nonperforming assets	$139	$146	$158	$172	$208
Consumer nonperforming assets	1,059	1,037	1,037	1,059	1,077

Total nonperforming assets	$1,198	$1,183	$1,195	$1,231	$1,285

Purchased impaired loans (b)	$575	$600	$631	$663	$692

Commercial lending net charge-offs (recoveries)	$(2)	$2	$11	$20	$13	$31	$89
Credit card lending net charge-offs	33	35	37	37	37	142	156
Consumer lending (excluding credit card) net charge-offs	73	56	68	88	118	285	468

Total net charge-offs	$104	$93	$116	$145	$168	$458	$713

Commercial lending annualized net charge-off ratio	(.06)%	.06%	.33%	.60%	.39%	.24%	.67%
Credit card lending annualized net charge-off ratio	2.93%	3.16%	3.45%	3.51%	3.45%	3.25%	3.77%
Consumer lending (excluding credit card) annualized net charge-off ratio (c)	.60%	.46%	.56%	.72%	.94%	.58%	.96%

Total annualized net charge-off ratio (c)	.63%	.56%	.70%	.88%	.99%	.69%	1.08%

Home equity portfolio credit statistics: (d)
% of first lien positions at origination (e)	54%	53%	53%	53%	52%
Weighted-average loan-to-value ratios
(LTVs) (e)(f)	77%	78%	79%	79%	81%
Weighted-average updated FICO scores (g)	748	747	748	745	745
Annualized net charge-off ratio (c)	.52%	.35%	.54%	.75%	1.06%	.54%	1.14%
Delinquency data - % of total loans: (h)
Loans 30 - 59 days past due	.20%	.19%	.19%	.21%	.20%
Loans 60 - 89 days past due	.09%	.07%	.07%	.08%	.09%

Accruing loans past due	.29%	.26%	.26%	.29%	.29%

Nonperforming loans	3.13%	3.04%	3.08%	3.12%	3.15%

Other statistics:
ATMs	8,605	8,178	7,977	8,001	7,445
Branches (i)	2,697	2,691	2,695	2,703	2,714
Brokerage account client assets (billions)	$43	$43$	43	$41	$41

Customer-related statistics (average):
Non-teller deposit transactions (j)	38%	36%	33%	31%	30%	35%	25%
Digital consumer customers (k)	49%	47%	45%	43%	40%	46%	38%

(a)	Presented as of period end, except for net charge-offs and annualized net charge-off ratios, which are for the three months and year ended, respectively.
(b)	Recorded investment of purchased impaired loans related to acquisitions.
(c)	Ratios for the full year 2013 include additional consumer charge-offs taken as a result of alignment with interagency guidance on practices for loans and lines of credit we implemented in the first quarter of 2013.
(d)	Lien position, LTV and FICO statistics are based upon customer balances.
(e)	Lien positions and LTV calculations reflect management assumptions where data limitations exist.
(f)	LTV statistics are based upon current information.
(g)	Represents FICO scores that are updated at least quarterly.
(h)	Data based upon recorded investment. Past due amounts exclude purchased impaired loans, even if contractually past due, as we are currently accreting interest income over the expected life of the loans.
(i)	Excludes satellite offices (e.g., drive-ups, electronic branches and retirement centers) that provide limited products and/or services.
(j)	Percentage of total deposit transactions processed at an ATM or through our mobile banking application.
(k)	Represents consumer checking relationships that process the majority of their transactions through non-teller channels.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 19

Table 31: Corporate & Institutional Banking (Unaudited) (a)

	Three months ended					Year ended
Dollars in millions	December 31 2014	September 30 2014	June 30 2014	March 31 2014	December 31 2013	December 31 2014	December 31 2013
INCOME STATEMENT
Net interest income	$956	$922	$921	$934	$960	$3,733	$3,804
Noninterest income
Corporate service fees	369	346	312	268	277	1,295	1,097
Other	119	118	115	96	152	448	605

Noninterest income	488	464	427	364	429	1,743	1,702

Total revenue	1,444	1,386	1,348	1,298	1,389	5,476	5,506
Provision for credit losses (benefit)	21	(4)	103	(13)	(29)	107	(25)
Noninterest expense	544	528	504	488	525	2,064	1,999

Pretax earnings	879	862	741	823	893	3,305	3,532
Income taxes	315	313	271	300	324	1,199	1,268

Earnings	$564	$549	$470	$523	$569	$2,106	$2,264

AVERAGE BALANCE SHEET
Loans
Commercial	$82,066	$79,083	$78,022	$75,506	$74,199	$78,688	$72,256
Commercial real estate	21,720	21,492	21,234	20,039	18,938	21,127	17,668
Equipment lease financing	6,977	6,922	6,878	6,789	6,749	6,892	6,642

Total commercial lending	110,763	107,497	106,134	102,334	99,886	106,707	96,566
Consumer	1,442	1,203	1,016	1,125	1,032	1,198	947

Total loans	112,205	108,700	107,150	103,459	100,918	107,905	97,513
Goodwill and other intangible assets	3,867	3,806	3,804	3,826	3,841	3,826	3,804
Loans held for sale	1,103	1,092	932	894	893	1,006	1,017
Other assets	10,784	10,073	10,139	9,758	9,746	10,190	10,636

Total assets	$127,959	$123,671	$122,025	$117,937	$115,398	$122,927	$112,970

Deposits
Noninterest-bearing demand	$46,769	$44,730	$42,521	$42,772	$43,482	$44,210	$41,514
Money market	22,706	21,821	20,277	20,678	20,579	21,377	18,168
Other	8,883	7,839	7,565	7,531	7,609	7,958	7,124

Total deposits	78,358	74,390	70,363	70,981	71,670	73,545	66,806
Other liabilities	7,833	7,412	7,476	7,476	8,207	7,551	14,465

Total liabilities	$86,191	$81,802	$77,839	$78,457	$79,877	$81,096	$81,271

PERFORMANCE RATIOS
Return on average assets	1.75%	1.76%	1.54%	1.80%	1.96%	1.71%	2.00%
Noninterest income to total revenue	34	33	32	28	31	32	31
Efficiency	38	38	37	38	38	38	36

(a)	See note (a) on page 16.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 20

Table 31: Corporate & Institutional Banking (Unaudited) (Continued) (a)

	Three months ended					Year ended
Dollars in millions, except as noted	December 31 2014	September 30 2014	June 30 2014	March 31 2014	December 31 2013	December 31 2014	December 31 2013
COMMERCIAL MORTGAGE SERVICING PORTFOLIO - SERVICED FOR PNC AND OTHERS (in billions)
Beginning of period	$322	$316	$313	$308	$298	$308	$282
Acquisitions/additions	34	21	18	23	26	96	83
Repayments/transfers	(20)	(15)	(15)	(18)	(16)	(68)	(57)

End of period	$336	$322	$316	$313	$308	$336	$308

OTHER INFORMATION
Consolidated revenue from: (b)
Treasury Management (c)	$338	$326	$313	$311	$309	$1,288	$1,260
Capital Markets (d)	$230	$212	$178	$157	$220	$777	$722
Commercial mortgage loans held for sale (e)	$42	$32	$33	$19	$37	$126	$133
Commercial mortgage loan servicing income (f)	58	56	53	55	60	222	226
Commercial mortgage servicing rights valuation, net of economic hedge (g)	5	8	14	11	(5)	38	68

Total commercial mortgage banking activities	$105	$96	$100	$85	$92	$386	$427
Average Loans (by C&IB business)
Corporate Banking	$56,746	$54,678	$53,633	$52,253	$51,689	$54,341	$50,620
Real Estate	29,163	28,111	27,642	26,003	24,333	27,740	22,287
Business Credit	13,849	13,481	13,198	12,534	12,182	13,270	11,678
Equipment Finance	10,805	10,582	10,290	10,210	10,095	10,474	9,994
Other	1,642	1,848	2,387	2,459	2,619	2,080	2,934

Total average loans	$112,205	$108,700	$107,150	$103,459	$100,918	$107,905	$97,513
Total loans (h)	$113,935	$109,792	$108,990	$105,398	$101,773	$113,935	$101,773
Net carrying amount of commercial mortgage servicing rights (h)	$506	$532	$515	$529	$549
Credit-related statistics:
Nonperforming assets (h)	$557	$616	$715	$786	$804
Purchased impaired loans (h) (i)	$246	$316	$370	$428	$515
Net charge-offs (recoveries)	$(2)	$(7)	$15	$2	$10	$8	$105

(a)	See note (a) on page 16.
(b)	Represents consolidated PNC amounts. Our 2014 Form 10-K will include additional information regarding these items.
(c)	Includes amounts reported in net interest income and corporate service fees.
(d)	Includes amounts reported in net interest income, corporate service fees and other noninterest income.
(e)	Includes other noninterest income for valuations on commercial mortgage loans held for sale and related commitments, derivative valuations, origination fees, and gains on sale of loans held for sale and net interest income on loans held for sale.
(f)	Includes net interest income and noninterest income, primarily in corporate services fees, from loan servicing and ancillary services, net of changes in fair value on commercial mortgage servicing rights due to time and payoffs for 2014 periods and net of commercial mortgage servicing rights amortization for 2013 periods. Commercial mortgage servicing rights valuation, net of economic hedge is shown separately.
(g)	Includes amounts reported in corporate service fees.
(h)	Presented as of period end.
(i)	Recorded investment of purchased impaired loans related to acquisitions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 21

Table 32: Asset Management Group (Unaudited) (a)

	Three months ended					Year ended
Dollars in millions, except as noted	December 31 2014	September 30 2014	June 30 2014	March 31 2014	December 31 2013	December 31 2014	December 31 2013
INCOME STATEMENT
Net interest income	$74	$72	$72	$71	$71	$289	$288
Noninterest income	207	205	207	199	198	818	752

Total revenue	281	277	279	270	269	1,107	1,040
Provision for credit losses (benefit)	(3)	(4)	(6)	12	8	(1)	10
Noninterest expense	211	209	202	199	204	821	774

Pretax earnings	73	72	83	59	57	287	256
Income taxes	28	26	30	22	21	106	94

Earnings	$45	$46	$53	$37	$36	$181	$162

AVERAGE BALANCE SHEET
Loans
Consumer	$5,606	$5,497	$5,411	$5,311	$5,248	$5,457	$5,025
Commercial and commercial real estate	954	970	998	1,023	1,057	986	1,047
Residential mortgage	854	822	789	771	778	809	776

Total loans	7,414	7,289	7,198	7,105	7,083	7,252	6,848
Goodwill and other intangible assets	247	255	264	272	281	259	293
Other assets	255	231	223	222	230	234	225

Total assets	$7,916	$7,775	$7,685	$7,599	$7,594	$7,745	$7,366

Deposits
Noninterest-bearing demand	$1,436	$1,362	$1,327	$1,338	$1,442	$1,366	$1,311
Interest-bearing demand	4,152	3,857	3,912	3,893	3,547	3,954	3,491
Money market	4,025	4,005	3,857	3,889	3,760	3,944	3,754

Total transaction deposits	9,613	9,224	9,096	9,120	8,749	9,264	8,556
CDs/IRAs/savings deposits	467	463	446	436	427	454	438

Total deposits	10,080	9,687	9,542	9,556	9,176	9,718	8,994
Other liabilities	53	51	48	53	61	51	60

Total liabilities	$10,133	$9,738	$9,590	$9,609	$9,237	$9,769	$9,054

PERFORMANCE RATIOS
Return on average assets	2.26%	2.35%	2.77%	1.97%	1.88%	2.34%	2.20%
Noninterest income to total revenue	74	74	74	74	74	74	72
Efficiency	75	75	72	74	76	74	74

OTHER INFORMATION
Total nonperforming assets (b)	$66	$73	$76	$80	$75
Purchased impaired loans (b) (c)	$83	$89	$94	$96	$99
Total net charge-offs	$—	$—	$2	$1	$3	$3	$1
CLIENT ASSETS UNDER ADMINISTRATION (in billions) (b) (d)
Personal	$115	$113	$113	$112	$111
Institutional	148	146	144	143	136

Total	$263	$259	$257	$255	$247

Asset Type
Equity	$151	$147	$149	$145	$142
Fixed income	72	72	71	66	70
Liquidity/Other	40	40	37	44	35

Total	$263	$259	$257	$255	$247

Discretionary client assets under management
Personal	$87	$85	$85	$84	$83
Institutional	48	47	46	46	44

Total	$135	$132	$131	$130	$127

Asset Type
Equity	$75	$72	$73	$71	$70
Fixed income	40	40	40	34	39
Liquidity/Other	20	20	18	25	18

Total	$135	$132	$131	$130	$127

Nondiscretionary client assets under administration
Personal	$28	$28	$28	$28	$28
Institutional	100	99	98	97	92

Total	$128	$127	$126	$125	$120

Asset Type
Equity	$76	$75	$76	$74	$72
Fixed income	32	32	31	32	31
Liquidity/Other	20	20	19	19	17

Total	$128	$127	$126	$125	$120

(a)	See note (a) on page 16.
(b)	As of period end.
(c)	Recorded investment of purchased impaired loans related to acquisitions.
(d)	Excludes brokerage account client assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 22

Table 33: Residential Mortgage Banking (Unaudited) (a)

	Three months ended					Year ended
Dollars in millions, except as noted	December 31 2014	September 30 2014	June 30 2014	March 31 2014	December 31 2013	December 31 2014	December 31 2013
INCOME STATEMENT
Net interest income	$34	$38	$37	$40	$49	$149	$194
Noninterest income
Loan servicing revenue
Servicing fees	54	53	56	61	56	224	174
Mortgage servicing rights valuation, net of economic hedge	1	11	1	(1)	1	12	121
Loan sales revenue
Benefit / (provision) for residential mortgage repurchase obligations	(4)	(13)	(2)	19	124		53
Loan sales revenue	97	98	137	88	98	420	568
Other		(2)	(2)	(1)	(1)	(5)	(10)

Total noninterest income	148	147	190	166	278	651	906

Total revenue	182	185	227	206	327	800	1,100
Provision for credit losses (benefit)	(1)	(1)	1	(1)	(3)	(2)	21
Noninterest expense	196	168	169	213	243	746	845

Pretax earnings (loss)	(13)	18	57	(6)	87	56	234
Income taxes (benefit)	(4)	6	21	(2)	32	21	86

Earnings (loss)	$(9)	$12	$36	$(4)	$55	$35	$148

AVERAGE BALANCE SHEET
Portfolio loans	$1,479	$1,506	$1,742	$2,036	$2,219	$1,689	$2,376
Loans held for sale	1,090	1,186	1,135	1,068	1,340	1,120	1,896
Mortgage servicing rights (MSR)	948	1,002	1,035	1,073	1,066	1,014	938
Other assets	4,246	3,724	3,574	4,600	4,458	4,034	4,686

Total assets	$7,763	$7,418	$7,486	$8,777	$9,083	$7,857	$9,896

Deposits	$2,302	$2,415	$2,318	$2,100	$2,388	$2,285	$2,920
Borrowings and other liabilities	3,057	2,601	2,403	3,464	3,553	2,879	3,142

Total liabilities	$5,359	$5,016	$4,721	$5,564	$5,941	$5,164	$6,062

PERFORMANCE RATIOS
Return on average assets	(.46)%	.64%	1.93%	(.18)%	2.40%	.45%	1.50%
Noninterest income to total revenue	81	79	84	81	85	81	82
Efficiency	108	91	74	103	74	93	77

RESIDENTIAL MORTGAGE SERVICING PORTFOLIO SERVICED FOR THIRD PARTIES (in billions)
Beginning of period	$111	$111	$114	$114	$115	$114	$119
Acquisitions		2		2	2	4	10
Additions	1	3	2	2	3	8	15
Repayments/transfers	(4)	(5)	(5)	(4)	(6)	(18)	(30)

End of period	$108	$111	$111	$114	$114	$108	$114

Servicing portfolio - third-party statistics: (b)
Fixed rate	94%	94%	94%	94%	93%
Adjustable rate/balloon	6%	6%	6%	6%	7%
Weighted-average interest rate	4.47%	4.49%	4.54%	4.56%	4.59%
MSR asset value (in billions)	$.8	$1.0	$1.0	$1.1	$1.1
MSR capitalization value (in basis points)	78	88	87	92	95
Weighted-average servicing fee (in basis points)	27	27	27	28	28

RESIDENTIAL MORTGAGE REPURCHASE RESERVE
Beginning of period	$108	$101	$103	$131	$471	$131	$614
(Benefit) / Provision	4	13	2	(19)	(124)		(53)
Agency settlements					(191)		(191)
Losses - loan repurchases	(5)	(6)	(4)	(9)	(25)	(24)	(239)

End of period	$107	$108	$101	$103	$131	$107	$131

OTHER INFORMATION
Loan origination volume (in billions)	$2.4	$2.6	$2.6	$1.9	$2.5	$9.5	$15.1
Loan sale margin percentage	3.96%	3.80%	5.38%	4.53%	3.96%	4.41%	3.76%
Percentage of originations represented by:
Purchase volume (c)	42%	50%	50%	37%	41%	45%	30%
Refinance volume	58%	50%	50%	63%	59%	55%	70%
Total nonperforming assets (b)	$120	$135	$160	$173	$189

(a)	See note (a) on page 16.
(b)	As of period end.
(c)	Mortgages with borrowers as part of residential real estate purchase transactions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 23

Table 34: Non-Strategic Assets Portfolio (Unaudited) (a)

	Three months ended					Year ended
Dollars in millions	December 31 2014	September 30 2014	June 30 2014	March 31 2014	December 31 2013	December 31 2014	December 31 2013
INCOME STATEMENT
Net interest income	$122	$146	$137	$142	$161	$547	$689
Noninterest income	18	6	10	6	6	40	53

Total revenue	140	152	147	148	167	587	742
Provision for credit losses (benefit)	(20)	(8)	(39)	(52)	(59)	(119)	(21)
Noninterest expense	39	30	30	26	39	125	163

Pretax earnings	121	130	156	174	187	581	600
Income taxes	45	48	57	64	69	214	221

Earnings	$76	$82	$99	$110	$118	$367	$379

AVERAGE BALANCE SHEET
Commercial Lending:
Commercial/Commercial real estate	$149	$164	$187	$220	$246	$180	$382
Lease financing	645	689	686	681	678	675	687

Total commercial lending	794	853	873	901	924	855	1,069

Consumer Lending:
Home equity	3,154	3,328	3,483	3,625	3,764	3,396	3,993
Residential real estate	4,399	4,794	4,961	5,104	5,312	4,812	5,613

Total consumer lending	7,553	8,122	8,444	8,729	9,076	8,208	9,606

Total portfolio loans	8,347	8,975	9,317	9,630	10,000	9,063	10,675
Other assets (b)	(678)	(744)	(740)	(741)	(757)	(725)	(688)

Total assets	$7,669	$8,231	$8,577	$8,889	$9,243	$8,338	$9,987

Deposits and other liabilities	$219	$223	$227	$231	$236	$225	$236

Total liabilities	$219	$223	$227	$231	$236	$225	$236

PERFORMANCE RATIOS
Return on average assets	3.93%	3.95%	4.63%	5.02%	5.06%	4.40%	3.79%
Noninterest income to total revenue	13	4	7	4	4	7	7
Efficiency	28	20	20	18	23	21	22

OTHER INFORMATION
Nonperforming assets (c)	$710	$731	$798	$798	$834
Purchased impaired loans (c) (d)	$3,943	$4,147	$4,497	$4,654	$4,797
Net charge-offs (recoveries)	$12	$(6)	$10	$31	$9	$47	$172
Annualized net charge-off ratio	.57%	(.27)%	.43%	1.31%	.36%	.52%	1.61%
LOANS (c)
Commercial Lending:
Commercial/Commercial real estate	$130	$162	$176	$201	$236
Lease financing	625	691	688	683	680

Total commercial lending	755	853	864	884	916

Consumer Lending:
Home equity	3,091	3,242	3,410	3,554	3,692
Residential real estate	4,290	4,665	4,928	5,092	5,267

Total consumer lending	7,381	7,907	8,338	8,646	8,959

Total loans	$8,136	$8,760	$9,202	$9,530	$9,875

(a)	See note (a) on page 16.
(b)	Other assets were negative in all periods presented due to the allowance for loan and lease losses.
(c)	As of period end.
(d)	Recorded investment of purchased impaired loans related to acquisitions.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 24

Glossary Of Terms

Accretable net interest (Accretable yield) - The excess of cash flows expected to be collected on a purchased impaired loan over the carrying value of the loan. The accretable net interest is recognized into interest income over the remaining life of the loan using the constant effective yield method.

Adjusted average total assets - Primarily comprised of total average quarterly (or annual) assets plus (less) unrealized losses (gains) on investment securities, less goodwill and certain other intangible assets (net of eligible deferred taxes).

Annualized - Adjusted to reflect a full year of activity.

Basel III common equity Tier 1 capital - Common stock plus related surplus, net of treasury stock, plus retained earnings, plus accumulated other comprehensive income for securities currently and previously held as available for sale, plus accumulated other comprehensive income for pension and other post postretirement benefit plans, less goodwill, net of associated deferred tax liabilities, less other disallowed intangibles, net of deferred tax liabilities and plus/less other adjustments.

Basel III common equity Tier 1 capital ratio - Common equity Tier 1 capital divided by period-end risk-weighted assets (as applicable).

Basel III Tier 1 capital - Common equity Tier 1 capital, plus preferred stock, plus certain trust preferred capital securities, plus certain noncontrolling interests that are held by others and plus/less other adjustments.

Basel III Tier 1 capital ratio - Tier 1 capital divided by period-end risk-weighted assets (as applicable).

Basel III Total capital - Tier 1 capital plus qualifying subordinated debt, plus certain trust preferred securities, plus, under the Basel III transitional rules and the standardized approach, the allowance for loan and lease losses included in Tier 2 capital and other.

Basel III Total capital ratio - Total capital divided by period-end risk-weighted assets (as applicable).

Basis point - One hundredth of a percentage point.

Carrying value of purchased impaired loans - The net value on the balance sheet which represents the recorded investment less any valuation allowance.

Cash recoveries - Cash recoveries used in the context of purchased impaired loans represent cash payments for a single purchased impaired loan not included within a pool of loans from customers that exceeded the recorded investment of that loan.

Charge-off - Process of removing a loan or portion of a loan from our balance sheet because it is considered uncollectible. We also record a charge-off when a loan is transferred from portfolio holdings to held for sale by reducing the loan carrying amount to the fair value of the loan, if fair value is less than carrying amount.

Combined loan-to-value ratio (CLTV) - This is the aggregate principal balance(s) of the mortgages on a property divided by its appraised value or purchase price.

Common shareholders’ equity to total assets - Common shareholders’ equity divided by total assets. Common shareholders’ equity equals total shareholders’ equity less the liquidation value of preferred stock.

Core net interest income - Core net interest income is total net interest income less purchase accounting accretion.

Credit spread - The difference in yield between debt issues of similar maturity. The excess of yield attributable to credit spread is often used as a measure of relative creditworthiness, with a reduction in the credit spread reflecting an improvement in the borrower’s perceived creditworthiness.

Derivatives - Financial contracts whose value is derived from changes in publicly traded securities, interest rates, currency exchange rates or market indices. Derivatives cover a wide assortment of financial contracts, including but not limited to forward contracts, futures, options and swaps.

Discretionary client assets under management - Assets over which we have sole or shared investment authority for our customers/clients. We do not include these assets on our Consolidated Balance Sheet.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 25

Duration of equity - An estimate of the rate sensitivity of our economic value of equity. A negative duration of equity is associated with asset sensitivity (i.e., positioned for rising interest rates), while a positive value implies liability sensitivity (i.e., positioned for declining interest rates). For example, if the duration of equity is -1.5 years, the economic value of equity increases by 1.5% for each 100 basis point increase in interest rates.

Earning assets - Assets that generate income, which include: federal funds sold; resale agreements; trading securities; interest-earning deposits with banks; loans held for sale; loans; investment securities; and certain other assets.

Effective duration - A measurement, expressed in years, that, when multiplied by a change in interest rates, would approximate the percentage change in value of on- and off- balance sheet positions.

Efficiency - Noninterest expense divided by total revenue.

Fair value - The price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

FICO score - A credit bureau-based industry standard score created by Fair Isaac Co. which predicts the likelihood of borrower default. We use FICO scores both in underwriting and assessing credit risk in our consumer lending portfolio. Lower FICO scores indicate likely higher risk of default, while higher FICO scores indicate likely lower risk of default. FICO scores are updated on a periodic basis.

Funds transfer pricing - A management accounting methodology designed to recognize the net interest income effects of sources and uses of funds provided by the assets and liabilities of a business segment. We assign these balances LIBOR-based funding rates at origination that represent the interest cost for us to raise/invest funds with similar maturity and repricing structures.

Futures and forward contracts - Contracts in which the buyer agrees to purchase and the seller agrees to deliver a specific financial instrument at a predetermined price or yield. May be settled either in cash or by delivery of the underlying financial instrument.

GAAP - Accounting principles generally accepted in the United States of America.

Impaired loans - Loans are determined to be impaired when, based on current information and events, it is probable that all contractually required payments will not be collected. Impaired loans include commercial nonperforming loans and consumer and commercial TDRs, regardless of nonperforming status. Excluded from impaired loans are nonperforming leases, loans held for sale, loans accounted for under the fair value option, smaller balance homogenous type loans and purchased impaired loans.

Leverage ratio - Tier 1 capital divided by average quarterly adjusted total assets.

LIBOR - Acronym for London InterBank Offered Rate. LIBOR is the average interest rate charged when banks in the London wholesale money market (or interbank market) borrow unsecured funds from each other. LIBOR rates are used as a benchmark for interest rates on a global basis. PNC’s product set includes loans priced using LIBOR as a benchmark.

Loan-to-value ratio (LTV) - A calculation of a loan’s collateral coverage that is used both in underwriting and assessing credit risk in our lending portfolio. LTV is the sum total of loan obligations secured by collateral divided by the market value of that same collateral. Market values of the collateral are based on an independent valuation of the collateral. For example, a LTV of less than 90% is better secured and has less credit risk than a LTV of greater than or equal to 90%.

Loss given default (LGD) - An estimate of loss, net of recovery based on collateral type, collateral value, loan exposure, or the guarantor(s) quality and guaranty type (full or partial). Each loan has its own LGD. The LGD risk rating measures the percentage of exposure of a specific credit obligation that we expect to lose if default occurs. LGD is net of recovery, through any means, including but not limited to the liquidation of collateral or deficiency judgments rendered from foreclosure or bankruptcy proceedings.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 26

Net interest margin - Annualized taxable-equivalent net interest income divided by average earning assets.

Nonaccretable difference - Contractually required payments receivable on a purchased impaired loan in excess of the cash flows expected to be collected.

Nonaccrual loans - Loans for which we do not accrue interest income. Nonaccrual loans include nonperforming loans, in addition to loans accounted for under fair value option and loans accounted for as held for sale for which full collection of contractual principal and/or interest is not probable.

Nondiscretionary client assets under administration - Assets we hold for our customers/clients in a nondiscretionary, custodial capacity. We do not include these assets on our Consolidated Balance Sheet.

Nonperforming assets - Nonperforming assets include nonperforming loans and OREO and foreclosed assets, but exclude certain government insured or guaranteed loans for which we expect to collect substantially all principal and interest, loans held for sale, loans accounted for under the fair value option and purchased impaired loans. We do not accrue interest income on assets classified as nonperforming.

Nonperforming loans - Loans accounted for at amortized cost for which we do not accrue interest income. Nonperforming loans include loans to commercial, commercial real estate, equipment lease financing, home equity, residential real estate, credit card and other consumer customers as well as TDRs which have not returned to performing status. Nonperforming loans exclude certain government insured or guaranteed loans for which we expect to collect substantially all principal and interest, loans held for sale, loans accounted for under the fair value option and purchased impaired loans. Nonperforming loans exclude purchased impaired loans as we are currently accreting interest income over the expected life of the loans.

Notional amount - A number of currency units, shares, or other units specified in a derivative contract.

Operating leverage - The period to period dollar or percentage change in total revenue (GAAP basis) less the dollar or percentage change in noninterest expense. A positive variance indicates that revenue growth exceeded expense growth (i.e., positive operating leverage) while a negative variance implies expense growth exceeded revenue growth (i.e., negative operating leverage).

Options - Contracts that grant the purchaser, for a premium payment, the right, but not the obligation, to either purchase or sell the associated financial instrument at a set price during a specified period or at a specified date in the future.

Other real estate owned (OREO) and foreclosed assets - Assets taken in settlement of troubled loans primarily through deed-in-lieu of foreclosure or foreclosure. Foreclosed assets include real and personal property, equity interests in corporations, partnerships, and limited liability companies.

Other-than-temporary impairment (OTTI) - When the fair value of a security is less than its amortized cost basis, an assessment is performed to determine whether the impairment is other-than-temporary. If we intend to sell the security or more likely than not will be required to sell the security before recovery of its amortized cost basis less any current-period credit loss, an other-than-temporary impairment is considered to have occurred. In such cases, an other-than-temporary impairment is recognized in earnings equal to the entire difference between the investment’s amortized cost basis and its fair value at the balance sheet date. Further, if we do not expect to recover the entire amortized cost of the security, an other-than-temporary impairment is considered to have occurred. However for debt securities, if we do not intend to sell the security and it is not more likely than not that we will be required to sell the security before its recovery, the other-than-temporary loss is separated into (a) the amount representing the credit loss, and (b) the amount related to all other factors. The other-than-temporary impairment related to credit losses is recognized in earnings while the amount related to all other factors is recognized in other comprehensive income, net of tax.

Parent company liquidity coverage - Liquid assets divided by funding obligations within a two year period.

Pretax earnings - Income before income taxes and noncontrolling interests.

Pretax, pre-provision earnings - Total revenue less noninterest expense.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 27

Primary client relationship - A corporate banking client relationship with annual revenue generation of $10,000 to $50,000 or more, and for Asset Management Group, a client relationship with annual revenue generation of $10,000 or more.

Probability of default (PD) - An internal risk rating that indicates the likelihood that a credit obligor will enter into default status.

Purchase accounting accretion - Accretion of the discounts and premiums on acquired assets and liabilities. The purchase accounting accretion is recognized in net interest income over the weighted-average life of the financial instruments using the constant effective yield method. Accretion for a single purchased impaired loan not included within a pool of loans includes any cash recoveries on that loan received in excess of the recorded investment.

Purchased impaired loans - Acquired loans (or pools of loans) determined to be credit impaired under FASB ASC 310-30 (AICPA SOP 03-3). Loans (or pools of loans) are determined to be impaired if there is evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected.

Recorded investment (purchased impaired loans) - The initial investment of a purchased impaired loan plus interest accretion and less any cash payments and writedowns to date. The recorded investment excludes any valuation allowance which is included in our allowance for loan and lease losses.

Recovery - Cash proceeds received on a loan that we had previously charged off. We credit the amount received to the allowance for loan and lease losses.

Residential development loans - Project-specific loans to commercial customers for the construction or development of residential real estate including land, single family homes, condominiums and other residential properties.

Residential mortgage servicing rights valuation, net of economic hedge - We have elected to measure acquired or originated residential mortgage servicing rights (MSRs) at fair value under GAAP. We employ a risk management strategy designed to protect the economic value of MSRs from changes in interest rates. This strategy utilizes securities and a portfolio of derivative instruments to hedge changes in the fair value of MSRs arising from changes in interest rates. These financial instruments are expected to have changes in fair value which are negatively correlated to the change in fair value of the MSR portfolio. Net MSR hedge gains/(losses) represent the change in the fair value of MSRs, exclusive of changes due to time decay and payoffs, combined with the change in the fair value of the associated securities and derivative instruments.

Return on average assets - Annualized net income divided by average assets.

Return on average capital - Annualized net income divided by average capital.

Return on average common shareholders’ equity - Annualized net income attributable to common shareholders divided by average common shareholders’ equity.

Risk-weighted assets - Computed by the assignment of specific risk-weights (as defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Securitization - The process of legally transforming financial assets into securities.

Servicing rights - An intangible asset or liability created by an obligation to service assets for others. Typical servicing rights include the right to receive a fee for collecting and forwarding payments on loans and related taxes and insurance premiums held in escrow.

Taxable-equivalent interest - The interest income earned on certain assets is completely or partially exempt from Federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Total equity - Total shareholders’ equity plus noncontrolling interests.

Transaction deposits - The sum of interest-bearing money market deposits, interest-bearing demand deposits, and noninterest-bearing deposits.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 28

Transitional Basel III common equity - Common equity calculated under Basel III using phased in definitions and deductions applicable to PNC for 2014.

Troubled debt restructuring (TDR) - A loan whose terms have been restructured in a manner that grants a concession to a borrower experiencing financial difficulties.

Watchlist - A list of criticized loans, credit exposure or other assets compiled for internal monitoring purposes. We define criticized exposure for this purpose as exposure with an internal risk rating of other assets especially mentioned, substandard, doubtful or loss.

Yield curve - A graph showing the relationship between the yields on financial instruments or market indices of the same credit quality with different maturities. For example, a “normal” or “positive” yield curve exists when long-term bonds have higher yields than short-term bonds. A “flat” yield curve exists when yields are the same for short-term and long-term bonds. A “steep” yield curve exists when yields on long-term bonds are significantly higher than on short-term bonds. An “inverted” or “negative” yield curve exists when short-term bonds have higher yields than long-term bonds.